UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 25, 2019
(Date of earliest event reported)	February 22, 2019

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.__

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2019, we announced the following executive officer changes, effective March 1, 2019.

Sheppard F. Miers III, 50, currently vice president and chief accounting officer, will become vice president, tax and risk. Mr. Miers has served as vice president and chief accounting officer since 2013. Previously, Mr. Miers was vice president and controller of ONEOK Partners, L.P. from 2009 to 2012. Mr. Miers was vice president of audit, business process improvement and business development of ONEOK from 2005 to 2009. Mr. Miers is a certified public accountant.

Mary M. Spears will become vice president and chief accounting officer. Ms. Spears, 39, has served as our director of SEC reporting and corporate accounting since August 2015. Previously, Ms. Spears was accounting director for our natural gas liquids segment from December 2008 to July 2015. Ms. Spears is a certified public accountant.

Ms. Spears is eligible to participate in the executive compensation and benefit plans described under “Components of Compensation” on pages 58 and 59 of our Proxy Statement relating to our 2018 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 5, 2018 (and such description is incorporated herein by this reference).

There are no arrangements or understandings between Ms. Spears and any other person pursuant to which Ms. Spears was selected as an officer, and there are no family relationships between Ms. Spears and any director or executive officer of ONEOK. Ms. Spears has no direct or indirect interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	February 25, 2019	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer and Executive Vice President, Strategic Planning and Corporate Affairs

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